UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 27, 2015

UAN POWER CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54334	27-0155619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Stevenson Hwy., Ste. 323, Troy, Michigan 49083	49083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(586) 530-5605

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On January 27, 2015, UAN Power Corp. (the “Company”), entered into Subscription Agreements for debt settlement related to various loans, inclusive of accrued interest, advanced to the Company by Michael Yuan-Hao Chang and by Wan-Fang Liu, chairman and director of the Company. The Company was indebted to Michael Yuan-Hao Chang and Wan-Fang Liu for the aggregate amounts of $388,564.68 and $768,227.77, respectively.

In lieu of receiving cash as payment, Michael Yuan-Hao Chang and Wan-Fang Liu agreed to accept common shares of the Company as payment of the indebtedness, pursuant to the terms of their respective Subscription Agreements. Effective January 27, 2015, the Company issued 38,856,468 shares of its common stock to Michael Yuan-Hao Chang and 76,822,777 shares of its common stock to Wan-Fang Liu at the deemed price of $0.01 per share.

Effective January 27, 2015, the Company issued an aggregate of 115,697,245 shares of its common stock at the deemed price of $0.01 per share. We have issued all of the shares to 2 non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Subscription Agreement / Debt Settlement with Michael Yuan-Hao Chang dated January 27, 2015
10.2	Subscription Agreement / Debt Settlement with Wan-Fang Liu dated January 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAn POWER CORP.

/s/ Parashar Patel

Parashar Patel
President, Chief Executive Officer and Director

Date: April 20, 2015